Exhibit 8(qqq)(4)

Amendment to Participation Agreement (TST)

(INVESTOR)

AMENDMENT NO. 2 TO

DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT

The Distribution and Shareholder Services Agreement dated August 1, 2008 by and between Transamerica Advisors Life Insurance Company of New York (f/k/a ML Life Insurance Company of New York), (the “Company”) and Transamerica Capital, Inc. (“TCI”), is hereby amended as follows:

1.	Schedule A is hereby deleted and replaced with the Attached Schedule A.

2.	Schedule B is hereby deleted and replaced with the Attached Schedule B.

EFFECTIVE DATE: May 1, 2012

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Assistant Vice President

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

SCHEDULE A

Service Class Shares

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica BlackRock Large Cap Value VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Active International Allocation VP

Transamerica Morgan Stanley Growth Opportunities VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi-Managed Large Cap Core VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica WMC Diversified Equity VP

Transamerica WMC Diversified Growth VP

SCHEDULE B

Merrill Lynch Investor Choice Annuity® (NY)

(Investor Series)

Merrill Lynch Consults Annuity® (NY)

4